UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☒ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

DISCOUNT AUTO PARTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date: August 7, 2001

Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, but are not limited to: (1) statements about the benefits of the merger between Advance and Discount Auto Parts, including future financial and operating results, purchasing efficiencies, distribution efficiencies and other cost savings; (2) statements with respect to Advance's and Discount's plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. As used herein, Advance shall be deemed to mean Advance Holding Corporation and its wholly-owned subsidiaries Advance Auto Parts, Inc. and Advance Stores Company, Incorporated. These statements are based upon current beliefs and expectations of the managements of Advance and Discount Auto Parts, and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) the risk that the businesses of Advance and Discount Auto Parts will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected efficiencies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with suppliers and employees, may be greater than expected; (5) inability to obtain or meet conditions imposed for governmental approval for the merger or merger schedule; (6) the failure of Discount Auto Parts' shareholders to approve the merger; (7) recessionary trends in general or in specific areas where Advance and Discount Auto Parts operate; (8) competitive pricing and other competitive pressures; and (9) other economic, business, competitive and/or regulatory factors affecting Advance's and Discount Auto Parts' businesses generally.

More detailed information about some of these factors is set forth in Advance's and Discount Auto Parts' filings with the SEC, including Advance's annual report on Form 10-K for the fiscal year ended December 30, 2000 and Discount Auto Parts' annual report on Form 10-K for the fiscal year ended May 30, 2000, including Discount Auto Parts' 2000 annual report to shareholders attached thereto. Advance and Discount Auto Parts are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, further events or otherwise.

# # #

Investors and security holders are advised to read the proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, and any other relevant documents filed with the SEC by Advance and Discount Auto Parts because the documents will contain important information. The proxy statement/prospectus will be filed with the SEC by Advance and Discount Auto Parts. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and any other document filed with the SEC by Advance or Discount Auto Parts at the SEC's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Advance and Discount Auto Parts by making a request to Advance Holding Corporation, 5673 Airport Road, Roanoke, Virginia 24012, Attention: Corporate Secretary, Telephone: (540) 362-4911; or Discount Auto Parts, Inc., 4900 Frontage Road South, Lakeland, Florida 33815, Attention: Corporate Secretary, Telephone: (863) 687-9226.

Discount Auto Parts, Advance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of Discount Auto Parts' shareholders to approve the business combination transaction and adopt the agreement providing for the merger. The directors and executive officers of Discount Auto Parts also may have an interest in the transaction, including as a result of holding stock or options of Discount Auto Parts. A detailed list of the names of Advance's directors and executive officers is contained in Advance's annual report on Form 10-K, filed on March 30, 2001, and a detailed list of the names of Discount Auto Parts' directors and executive officers and their ownership of stock and options of Discount Auto Parts is contained in Discount Auto Parts' proxy statement, filed on August 31, 2000, for its 2000 annual meeting of shareholders, as updated by beneficial ownership reports filed subsequent to such annual meeting. Such documents, and the proxy statement/prospectus disclosing interests of the directors and executive officers of Discount Auto Parts, when filed, may be obtained without charge at the SEC's web site at www.sec.gov.

[Slide show presented at conference call on August 8, 2001]

Advance Auto Parts

Discount Auto Parts

August 8, 2001

Transaction Overview

- *Discount Auto shareholders to receive $7.50 in cash plus 0.2577 shares in the combined company for each Discount Auto share*
  - *Approximately 4.3 million shares issued to Discount Auto shareholders*
  - *Discount Auto shareholders will own approximately 13% of combined company*
  - *Shares will be registered and publicly traded*
- *Transaction is expected to close in fourth calendar quarter of 2001*
- *Peter Fontaine will join the Advance Auto Board*

Advance Auto Parts

Discount Auto Parts

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Exciting Combination

- Combination of two industry leading DIY auto part retailers
  - Today have combined over 2,400 stores in 38 states
  - Strong geographic and cultural fit
- Combined company had revenues of approximately $3.0 billion and EBITDA of $243 million over the last twelve months
  - Potential synergies are expected to add approximately $30 million to EBITDA
- Advance has proven record of successfully integrating acquisitions
- Strong growth prospects of combined companies
- Exciting opportunity for associates of both companies

Advance Auto Parts

Discount Auto Parts

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Discount Auto Overview

- *667 stores, including 438 stores and the leading position in Florida*
- *Significant presence outside state of Florida with 229 stores in five states*
- *Early stage but growing contribution from DIFM initiatives*
- *State-of-the-art distribution network*
- *Strong/experienced field and store management team*
- *$662 million revenues and $61 million pro forma EBITDA for latest twelve months*

Advance Auto Parts
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Discount Auto Parts

Experienced Management Team & Board

Management team and Board with significant industry and acquisition experience will facilitate a smooth transition

Management

- *Lawrence P. Castellani, Chief Executive Officer*
  - *Joined the Company in 2000 from Royal Ahold, where he was President and CEO, Support Services in Latin America; over 30 years of experience in the retail business*
- *Jimmie L. Wade, President and Chief Financial Officer*
  - *7 years of experience with the Company; 7 years of experience in the industry*
- *David R. Reid, Executive Vice President and Chief Operating Officer*
  - *17 years of experience with the Company; 19 years of experience in the industry*
- *Paul W. Klasing, Executive Vice President, Merchandising and Marketing*
  - *6 years of experience with the Company; 20 years of experience in the industry*
- *Robert Hedrick, Senior Vice President, Human Resources*
  - *23 years of human resources experience*

Board

- *Nicholas F. Taubman, Chairman of the Board*
  - *45 years with the Company; 45 years of experience in the industry*
- *Garnett E. Smith, Vice Chairman of the Board*
  - *42 years with the Company; 42 years of experience in the industry*

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Advance Auto Parts Company Overview

- Second largest parts and accessories retailer in the automotive aftermarket
- Rapid growth through new store openings and acquisition of Western Auto / Parts America
- Strong same store sales growth
- 1,765 retail stores
  - Advance Auto Parts - 1,723 stores located in 38 states
  - Western Auto - 42 stores in Puerto Rico, Virgin Islands, and California
- 85% of sales Do It Yourself (DIY), 15% Do It For Me (DIFM)

Advance Auto Parts

Discount Auto Parts

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Strategic Rationale

- Today have combined over 2,400 stores in 38 states
- Excellent strategic fit
  - Strong synergy opportunities for the combined company
  - Excellent opportunity to improve supply chain efficiencies
  - Large number of owned properties and favorable rent in most locations
  - Discount Auto culture is a good fit with Advance's
  - Strong and experienced field and store management team
- Attractive market in state of Florida
  - Large and fast-growing state
  - Strong "Discount Auto" brand awareness provides excellent cross branding opportunity
  - Extremely tight span of control
- Complementary position to existing markets outside Florida

Advance Auto Parts

Discount Auto Parts

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Trends in Aftermarket Industry

Growth and Consolidation

	2001 Stores	2001 Rank	1996 Stores	1996 Rank
AutoZone	2,994	1	1,298	1
Advance	1,765	2	660	2
CSK Auto	1,155	3	566	3
O'Reilly Automotive	732	4	219	9
Discount Auto Parts	667	5	297	7
Pep Boys	629	6	506	6
Western Auto/Parts America	---	---	560	4
Chief Auto	---	---	535	5
Trak Auto	---	---	282	8
Hi-Lo Automotive	---	---	194	10
Approximate Sales of Top 6 Retailers	$12.3 Billion		$6.1 Billion	

Total Auto Parts Stores (1) 2001 - 39,300 1995 - 40,700 (3.4%)

(1) Source: 2001 AAIA Aftermarket Factbook (includes auto parts only retailers and does not count general merchandise retailers that sell auto parts).

Advance Auto Parts

Discount Auto Parts

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Synergy Opportunities

Sales	Profitability
• Increase same store sales at Discount Auto – Marketing – Merchandising – Inventory • Increased commercial sales opportunities	• Purchasing efficiencies • Increased distribution system optimization – Efficient capacity utilization at new Mississippi distribution facility • Overlapping S,G&A savings

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Integration Plan Overview

- Non-Florida Markets
  - All stores to be converted and integrated within one year to the Advance Auto format
  - Implement proven Advance Auto conversion process to convert merchandise mix, store systems, physical appearance and name at one time
- Florida Markets
  - Disciplined conversion of stores over several years
  - Initially, align merchandise mix and distribution centers
  - Store system conversions to follow
  - Remodeling of stores to Advance Auto format, including name change, to commence once merchandise conversion completed
    - 50 stores in Year 1; 120 stores in Years 2 & 3; remainder in Year 4

Advance Auto Parts

Discount Auto Parts

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Pro Forma Capitalization

($ in millions)

	At Closing	Multiple of PF LTM EBITDA
Drawn Senior Debt	$544.0	1.99x
Industrial Revenue Bond	10.0	
New Senior Subordinated Notes	150.0	
Existing Senior Subordinated Notes	169.5	
Total OpCo Gross Debt	873.5	3.20x
Existing Senior Discount Debentures *(Advance Holding)*	92.6	
Total Gross Debt	966.1	3.53x
Less: Cash	(19.3)	
Total Net Debt	946.8	3.46x

Pro Forma Latest Twelve Months EBITDA (incl. $30mm synergies) $273.3

- *Undrawn revolver availability of $136 million*

Advance Auto Parts

Discount Auto Parts

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Financing Sources and Uses

($ in millions)	At Closing
Sources of Funds	
Revolving Credit Line ($150mm facility)	$14.0
Senior Term Loans	530.0
New Senior Subordinated Notes	150.0
Total Sources	$694.0
Uses of Funds	
Cash Payment to Discount Auto Shareholders (1)	$128.4
Refinance Discount Auto Debt and Premiums	267.4
Refinance Advance Auto Bank Debt	263.2
Estimated Transaction Costs	35.0
Total Uses	$694.0

(1) Includes in-the-money options.

Advance Auto Parts

Discount Auto Parts

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Summary Projected 2002 Pro Forma Operating Results

(Dollars in millions, except per share amounts)

	Pro Forma Combined (a) Calendar 2002 Range		
Net Sales	$3,100	-	$3,325
EBIT	$200	-	$215
Margin %	6.5%		6.5%
EBITDA	$310	-	$325
Margin %	10.0%		9.8%
Net Income	$59	-	$67
Margin %	1.9%		2.0%
Diluted EPS	$1.70	-	$1.95
Total Net Debt	$960	-	$940
Net Debt/EBITDA	3.10x	-	2.90x
EBITDA/Total Interest	3.10x	-	3.20x

- Includes $30 million of synergies; excludes one-time conversion costs of approximately $50 to $60 million to be incurred during first two years.

Advance Auto Parts

Discount Auto Parts

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Key Accomplishments

- 9 year sales and EBITDA CAGR of 32.6% and 30.3%, respectively
- 9 year store count CAGR of 25.6%
- A consistent industry leader in same store sales growth - 6.8% in Q2 2001
- EBITDA grew by 33% in 2000
- Opened 140 new stores in 2000
- Reduced net debt by $45 million in 2000

Advance Auto Parts

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Discount Auto Parts

Advance Has Grown to Become an Industry Leader

(in millions)

Sales Growth Trend

Sales
$2,500
$2,250
$2,000
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$0
CAGR 32.6%
(1)
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000

Store Growth Trend

Store Count
2,000
1,750
1,500
1,250
1,000
750
500
250
0
CAGR 25.6%
(1)
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000

EBITDA Growth Trend

EBITDA
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
CAGR 30.3%
(2)
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000

(1) Western Auto merger, November 1998.

(2) 1999 EBITDA excludes conversion costs.

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Advance Auto Parts

Discount Auto Parts

Western Auto Acquisition Success

- *Over 500 stores were converted to Advance Auto Parts in 11 months (over 6 months ahead of schedule) including physical renovation, store systems, and inventory mix*
- *Solidified Advance Auto's position as second largest retailer in automotive aftermarket*
- *Provided access to many new markets in Northeast and Midwest without adding square footage to the market*
- *Realized purchasing efficiencies of 280 basis points*

Proven Formula for Consolidation

Advance Auto Parts

Discount Auto Parts

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Carport Acquisition Success

- *Acquired on April 23, 2001*
- *30 stores in Alabama and Mississippi converted to Advance Auto*
  - *All in existing Advance Auto DMAs*
- *Benefits to Advance Auto*
  - *Made Advance Auto the market leader in Alabama*
  - *Improved position in existing markets*
  - *Continued new store development program without adding square footage*
- *Integration of all stores completed on July 7, 2001*

Proven Formula for Consolidation

Advance Auto Parts

Discount Auto Parts

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Preliminary Carport Results

- *Acquisition pro forma is being achieved*
- *Same store sales for the last five weeks following completion of store conversions were 18.9%*
- *Advance same store sales in overlap markets were 22.6% for the same five weeks*
- *Alabama state wide marketing campaign which is expected to further drive sales began August 2nd*

Proven Formula for Consolidation

Advance Auto Parts

Discount Auto Parts

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Key Initiatives & Achievements

- A consistent industry leader in same store sales growth
  - 1999 10.3%
  - 2000 4.4% for the year, 6.1% for fourth quarter
  - 2001 5.7% for first quarter, 6.8% for second quarter
- Additional sales gains achieved through 140 new stores plus remodels and relocations in existing markets
- Implementing key strategic business initiatives
  - Supply chain rationalization
  - Maximization of DIFM opportunities
  - POS / Electronic Parts Catalog with state-of-the-art technology
  - Merchandising/Marketing initiatives - category management, custom mix, etc.

Advance Auto Parts

Discount Auto Parts

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Key Initiatives & Achievements

- *Enhanced development of Human Resources*
  - *Greater investment in store staffing and benefits*
  - *Reduced turnover*
- *Reduced net debt by $45 million and improved credit rating in 2000*
- *Increased profits in 2000*
  - *33% increase in EBITDA from $121.9 million to $161.9 million - no integration expense in 2000*
  - *52% increase in operating income*

Advance Auto Parts

Discount Auto Parts

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Second Quarter and Year to Date 2001

- *Same store sales increase of 6.8% for the quarter and 6.2% year to date*
- *Increase in EBITDA to $57.1 million or 19.0% for the quarter and 19.1% year to date*
- *Increase in operating income to $40.2 million or 24.8% for the quarter and 25.9% year to date*
- *Increase in net income to $16.5 million or 58.7% for the quarter and 127.7% year to date*
- *Reduction in net debt of $57.4 million over the end of the second quarter last year*

Advance Auto Parts

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Discount Auto Parts

Summary

Strong Growth Opportunities

- *Industry growth - economy and demographics*
- *Market share increases*

Focused Strategy

- *Same store sales growth*
- *Store development program*
- *IT investments*
- *Working capital management*
- *Development of our people*

Results

- *Increased operating income percentage*
- *Higher return on invested capital*

Advance Auto Parts

Discount Auto Parts

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This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, but are not limited to: (1) statements about the benefits of the merger between Advance Auto Parts and Discount Auto Parts, including future financial and operating results, purchasing efficiencies, distribution efficiencies and other cost savings; (2) statements with respect to Advance Auto Parts’ and Discount Auto Parts' plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. As used herein, Advance Auto Parts shall be deemed to mean Advance Holding Corporation and its wholly-owned subsidiaries Advance Auto Parts, Inc. and Advance Stores Company, Incorporated. These statements are based upon current beliefs and expectations of the managements of Advance Auto Parts and Discount Auto Parts, and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) the risk that the businesses of Advance Auto Parts and Discount Auto Parts will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected efficiencies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with suppliers and employees, may be greater than expected; (5) inability to obtain or meet conditions imposed for governmental approval for the merger or merger schedule; (6) the failure of Discount Auto Parts' shareholders to approve the merger; (7) recessionary trends in general or in specific areas where Advance Auto Parts and Discount Auto Parts operate; (8) competitive pricing and other competitive pressures; and (9) other economic, business, competitive and/or regulatory factors affecting Advance Auto Part's and Discount Auto Parts' businesses generally.

More detailed information about some of these factors is set forth in Advance Auto Parts’ and Discount Auto Parts' filings with the SEC, including Advance Auto Parts’ annual report on Form 10-K for the fiscal year ended December 30, 2000 and Discount Auto Parts' annual report on Form 10-K for the fiscal year ended May 30, 2000, including Discount Auto Parts' 2000 annual report to shareholders attached thereto. Advance Auto Parts and Discount Auto Parts are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, further events or otherwise.

Investors and security holders are advised to read the proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information, when it becomes available, and any other relevant documents filed with the SEC by Advance Auto Parts and Discount Auto Parts because the documents will contain important information. The proxy statement/prospectus will be filed with the SEC by Advance Auto Parts and Discount Auto Parts. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and any other document filed with the SEC by Advance Auto Parts or Discount Auto Parts at the SEC's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Advance Auto Parts and Discount Auto Parts by making a request to Advance Holding Corporation, 5673 Airport Road, Roanoke, Virginia 24012, Attention: Corporate Secretary, Telephone: (540) 362-4911; or Discount Auto Parts, Inc., 4900 Frontage Road South, Lakeland, Florida 33815, Attention: Corporate Secretary, Telephone: (863) 687-9226.

Discount Auto Parts, Advance Auto Parts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of Discount Auto Parts' shareholders to approve the business combination transaction and adopt the agreement providing for the merger. The directors and executive officers of Discount Auto Parts also may have an interest in the transaction, including as a result of holding stock or options of Discount Auto Parts. A detailed list of the names of Advance Auto Parts’ directors and executive officers is contained in Advance Auto Parts' annual report on Form 10-K, filed on March 30, 2001, and a detailed list of the names of Discount Auto Parts' directors and executive officers and their ownership of stock and options of Discount Auto Parts is contained in Discount Auto Parts' proxy statement, filed on August 31, 2000, for its 2000 annual meeting of shareholders. Both documents, and the proxy statement/prospectus disclosing interests of the directors and executive officers of Discount Auto Parts, when filed, may be obtained without charge at the SEC's web site at www.sec.gov

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